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                                                                    EXHIBIT 23.1

                     [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]

July 7, 2003


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Alcan Inc., of our report dated February 9, 2003 relating to the financial statements and our comments by auditors on Canada-United States Reporting Difference dated February 9, 2003, which appear on page 40 of the 2002 Annual Report to Shareholders, which is incorporated by reference in Alcan Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the headings "Experts" and "Summary Selected Historical Consolidated Financial Data of Alcan" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Montreal, Canada